                                   EXHIBIT 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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                                                                     Nine Months
  Dollars in millions                                                      1998
----------------------------------------------------------------------------------
  Earnings:
    Net income                                                         $   874
    Add: income taxes                                                      430
    Less: equity in undistributed income
      of all affiliates accounted for by
      the equity method                                                     15
    Add: fixed charges, excluding interest
      on deposits                                                        7 167
----------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                       8 456

Add: interest on deposits                                                2 138
----------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                      10 594
----------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on
    deposits                                                             6 521
  Interest factor in net rental expense                                     34
----------------------------------------------------------------------------------
  Total fixed charges, excluding interest
    on deposits                                                          6 555
  Add: interest on deposits                                              2 138
----------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                          8 693
----------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                          1.29 (a)
  Including interest on deposits                                          1.22 (a)
----------------------------------------------------------------------------------


(a) For the nine months ended September 30, 1998, the ratio of earnings to fixed charges, excluding the third quarter 1998 after tax gain of $34 million ($56 million before tax); excluding the second quarter 1998 after tax gain of $79 million ($131 million before tax) related to the sale of the firm's global trust and agency services business; and excluding the first quarter 1998 after tax charge of $129 million ($215 million before tax) related to restructuring of business activities,was 1.29 excluding interest on deposits and 1.22 including interest on deposits.

                                   EXHIBIT 12

         Computation of Ratio of Earnings to Combined Fixed Charges and
                           Preferred Stock Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

---------------------------------------------------------------------------------

Dollars in millions                                                 Nine Months
                                                                           1998
---------------------------------------------------------------------------------

Earnings:
  Net income                                                             $   874
  Add: income taxes                                                          430
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                         15
  Add: fixed charges, excluding interest
    on deposits and preferred stock
    dividends                                                              7 207
---------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                         8 496
  Add: interest on deposits                                                2 138
---------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                        10 634
---------------------------------------------------------------------------------
Fixed charges:
 Interest expense, excluding interest on
 deposits                                                                  6 521
 Interest factor in net rental expense                                        34
 Preferred stock dividends                                                    40
---------------------------------------------------------------------------------
Total fixed charges, excluding interest
    on deposits                                                            6 595
  Add: interest on deposits                                                2 138
---------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                            8 733
---------------------------------------------------------------------------------
Ratio of earnings to fixed charges and
 preferred stock dividends:
  Excluding interest on deposits                                            1.29 (a)
  Including interest on deposits                                            1.22 (a)
---------------------------------------------------------------------------------


(a) For the nine months ended September 30, 1998, the ratio of earnings to fixed charges and preferred stock dividends, excluding the third quarter 1998 after tax gain of $34 million ($56 million before tax); excluding the second quarter 1998 after tax gain of $79 million ($131 million before tax) related to the sale of the firm's global trust and agency services business; and excluding the first quarter 1998 after tax charge of $129 million ($215 million before tax) related to restructuring of business activities, was 1.29 excluding interest on deposits and 1.22 including interest on deposits.